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                                                                     EXHIBIT 1.2



                        FORM OF LOCK-UP AGREEMENT
*


                                                                     _____, 1999

Thomas Weisel Partners LLC
Salomon Smith Barney Inc.
*William Blair & Company
As Representatives of the several Underwriters
c/o  Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104

         RE:     LOCK-UP AGREEMENT ("AGREEMENT")

Ladies and Gentlemen:

                 The undersigned is an owner of record or beneficially of certain shares of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON STOCK"), and/or shares of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK, together with Class A Common Stock, the "CAPITAL STOCK"), of VitaminShoppe.com, Inc., a Delaware corporation (the "COMPANY"), or securities convertible into or exchangeable for or issuable upon the exercise of stock options and warrants to purchase shares of Capital Stock. The undersigned understands that you, as representatives (the "REPRESENTATIVES"), propose to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") on behalf of the several Underwriters named therein (collectively, the "UNDERWRITERS"), with the Company providing for a public offering of shares of the Class A Common Stock of the Company pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "PUBLIC OFFERING"). The undersigned recognizes that the Public Offering will benefit the undersigned and the Company by, among other things, raising additional capital for the operations of the Company. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this Agreement in carrying out the Public Offering and in entering into underwriting arrangements with the Company with respect to the Public Offering.

                 To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Thomas Weisel Partners LLC ("THOMAS WEISEL PARTNERS") (which consent may be withheld in its sole discretion), it will not, and will not publicly announce its intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock or any securities convertible into or exercisable or exchangeable for Capital Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Capital Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect
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to, the registration, offering or sale of any shares of Capital Stock or any security convertible into or exchangeable for or issuable upon the exercise of stock options and warrants to purchase shares of Capital Stock. With respect to the Public Offering, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any offering or sale of any Capital Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering.

                 The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Capital Stock even if such Capital Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Capital Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Capital Stock.

                 Notwithstanding the foregoing, the undersigned may transfer shares of Capital Stock or securities convertible into or exchangeable or exercisable for Capital Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any corporation, partnership, limited liability company or other business entity that is wholly owned by the undersigned and/or its donees or assignees, provided that any such transfer shall not involve a disposition for value and any such transferee agrees to be bound by the restrictions set forth herein, or
(iv) to the Underwriters pursuant to the Underwriting Agreement. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

                 *

                 The undersigned understands that whether the Public Offering actually occurs will depend on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

                 The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Capital Stock or securities convertible into or exchangeable or exercisable for Capital Stock held by the undersigned except in compliance with the foregoing restrictions.

                 This Agreement is irrevocable and shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

                 *
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                 This Agreement shall terminate if the Underwriting Agreement
(other than provisions that survive termination) shall terminate or be terminated prior to the payment for the delivery of the shares of the Class A Common Stock thereunder or if such agreement is not executed by each party thereto on or prior to December 31, 1999.

                                          Very truly yours,
                                          *



                                          -------------------------------------

                                          Address:
                                                   ----------------------------
                                                   ----------------------------
                                                   ----------------------------
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                 This Agreement shall terminate if the Underwriting Agreement
(other than provisions that survive termination) shall terminate or be terminated prior to the payment for the delivery of the shares of the Class A Common Stock thereunder or if such agreement is not executed by each party thereto on or prior to December 31, 1999.

                                           Very truly yours,
                                           *






                                           By:
                                              ----------------------------
                                              Name:
                                              Title: